                                 [LETTERHEAD of
                          KINGERY, CROUSE & HOHL P.A.]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the prospectus constituting part of this
Registration Statement on Form S-4 of our report dated March 7, 2001, with respect to the financial statements of Careertek Acquisition, Inc. as of and for the period January 8, 2001 (date of incorporation) to February 28, 2001, filed with the Securities and Exchange Commission.

March 13, 2001

Tampa, Florida